Exhibit 12

                                December 29, 2006




Multi-Strategy Series M
Multi-Strategy Series G
Citigroup Alternative Investments Multi-Advisor Hedge Fund Portfolios
  (Series M) LLC

Board of Directors
Citigroup Alternative Investments Multi-Advisor Hedge Fund Portfolios LLC c/o Citigroup Alternative Investments LLC
731 Lexington Avenue
New York, NY 10022


Ladies and Gentlemen:

We are acting as counsel to Citigroup Alternative Investments Multi-Advisor Hedge Fund Portfolios LLC (the "Company"), Multi-Strategy Series M, Multi-Strategy Series G and Citigroup Alternative Investments Multi-Advisor Hedge Fund Portfolios (Series M) LLC, a newly formed limited liability company ("New Multi-Strategy Series M") in connection with (i) the transfer of the assets of Multi-Strategy Series M to New Multi-Strategy Series M, in exchange for shares of New Multi-Strategy Series M and the assumption by New Multi-Strategy Series M of the liabilities of Multi-Strategy Series M, immediately followed by the distribution of the New Multi-Strategy Series M shares held by Multi-Strategy Series M to the shareholders of Multi-Strategy Series M in liquidation of Multi-Strategy Series M (the "Reorganization") and
(ii) the merger of New Multi-Strategy Series M with and into Multi-Strategy Series G in a statutory merger in accordance with Delaware statutory law, whereby the separate existence of New Multi-Strategy Series M shall cease and Multi-Strategy Series G shall be the surviving entity (the "Merger," and together with the Reorganization, the "Reorganization and Merger"), pursuant to the proposed Agreement and Plan of Reorganization and Merger, filed as an exhibit to the Prospectus (as defined below), by the Company on behalf of Multi-Strategy Series M, Multi-Strategy Series G and New Multi-Strategy Series M (the "Plan").

All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan. Unless otherwise specifically indicated, all "Section" references are to the Internal Revenue Code of 1986, as amended and currently in effect (the "Code"). In connection with the filing by the Company of the Registration Statement on Form N-14 (the "Registration Statement"), you have asked for our opinion regarding certain United States federal income tax consequences of the Reorganization and Merger.


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We have participated in the preparation of the Registration Statement relating, among other things, to the Merger, and containing the Proxy Statement and Prospectus relating to the Reorganization and Merger (the "Prospectus"), filed with the Securities and Exchange Commission (the "Commission") on July 28, 2006 pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Commission thereunder. In addition, in connection with rendering the opinion expressed herein, we have examined originals or copies of such other documents, records and instruments as we have deemed necessary or appropriate for the purpose of rendering this opinion, including the form of the Plan attached as an exhibit to the Prospectus.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authority of each signatory, the due execution and delivery of all documents by all parties, the authenticity of all agreements, documents, certificates and instruments submitted to us as originals, the conformity of the Plan as executed and delivered by the parties with the form of the Plan attached as an exhibit to the Prospectus, and the conformity with originals of all agreements, documents, certificates and instruments submitted to us as copies.

In connection with rendering our opinion, we have further assumed that the transactions contemplated by the Plan will be consummated in accordance therewith and as described in the Prospectus and that the information in the Prospectus is true, correct and complete. We have relied on the representations made on behalf of Multi-Strategy Series M, Multi-Strategy Series G and New Multi-Strategy Series M in an officer's certificate, dated December 29, 2006, and we have assumed that such representations are, and will continue to be, true, correct and complete.

Based upon the foregoing, in reliance thereon and subject thereto, and based upon the Code, the Treasury regulations promulgated thereunder, judicial decisions, revenue rulings and revenue procedures of the Internal Revenue Service (the "IRS"), and other administrative pronouncements, all as in effect on the date hereof, we are of the opinion that, with respect to the
Reorganization:

          1. The Reorganization will constitute a "reorganization" within the meaning of Section 368(a) and Multi-Strategy Series M and New Multi-Strategy Series M each will be a "party to a reorganization" within the meaning of Section 368(b);

          2. In accordance with Section 354(a)(1), the Shareholders of Multi-Strategy Series M will not recognize gain or loss upon the exchange of all of their Shares of Multi-Strategy Series M solely for shares of New Multi-Strategy Series M as described in the Prospectus and the Plan;

          3. In accordance with Sections 357 and 361, no gain or loss will be recognized by Multi-Strategy Series M upon the transfer of its assets to New Multi-Strategy Series M in exchange for all the shares of New Multi-Strategy Series M and the assumption by New Multi-Strategy Series M of the liabilities of Multi-Strategy Series M, if any, or upon the distribution of the New Multi-Strategy Series M shares to the Multi-Strategy Series M Shareholders;


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          4. In accordance with Section 1032, no gain or loss will be recognized by New Multi-Strategy Series M upon the acquisition of the assets of Multi-Strategy Series M in exchange solely for voting shares of New Multi-Strategy Series M and the assumption of the liabilities, if any, of Multi-Strategy Series M;

          5. In accordance with Section 362(b), New Multi-Strategy Series M's tax basis for the assets of Multi-Strategy Series M will be the same as the tax basis of these assets when held by Multi-Strategy Series M immediately before the Reorganization, and, in accordance with Section 1223, the holding period of such assets acquired by New Multi-Strategy Series M will include the holding period of such assets when held by Multi-Strategy Series M;

          6. In accordance with Section 358, each Multi-Strategy Series M Shareholder's tax basis for the New Multi-Strategy Series M shares received by such shareholder pursuant to the Reorganization will be the same, in the aggregate, as such shareholder's tax basis in the Multi-Strategy Series M shares exchanged therefor;

          7. In accordance with Section 1223, the holding period of the New Multi-Strategy Series M shares received by the Multi-Strategy Series M Shareholders will include the holding period of their Multi-Strategy Series M Shares exchanged therefor, provided that the Multi-Strategy Series M shares were held as capital assets on the date of the Reorganization; and

          8. The taxable year of Multi-Strategy Series M will not end on the effective date of the Reorganization, and pursuant to Section 381(a) and the regulations thereunder, New Multi-Strategy Series M will succeed to and take into account, subject to applicable limitations, certain tax attributes of Multi-Strategy Series M, such as earnings and profits, capital loss carryovers and method of accounting.

and, with respect to the Merger:

          1. The Merger will constitute a "reorganization" within the meaning of
          Section 368(a) and Multi-Strategy Series G and New Multi-Strategy Series M each will be a "party to a reorganization" within the meaning of Section 368(b);

          2. In accordance with Section 354(a)(1), the shareholders of New Multi-Strategy Series M (formerly, the Multi-Strategy Series M Shareholders) will not recognize gain or loss upon the exchange of all of their shares of New Multi-Strategy Series M solely for shares of Multi-Strategy Series G as described in the Prospectus and the Plan;

          3. In accordance with Sections 357 and 361, no gain or loss will be recognized by New Multi-Strategy Series M upon the transfer of its assets to Multi-Strategy Series G and the assumption by Multi-Strategy Series G of the liabilities of New Multi-Strategy Series M, if any, or upon the distribution of the Multi-Strategy Series G shares to the New Multi-Strategy Series M shareholders;


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          4. In accordance with Section 1032, no gain or loss will be recognized by Multi-Strategy Series G upon the acquisition of the assets of New Multi-Strategy Series M (i.e., the assets formerly held by Multi-Strategy Series M) and the assumption of the liabilities, if any, of New Multi-Strategy Series M in the Merger;

          5. In accordance with Section 362(b), Multi-Strategy Series G's tax basis for the assets held by New Multi-Strategy Series M will be the same as the tax basis of these assets when held by New Multi-Strategy Series M immediately before the Merger, and in accordance with Section 1223, the holding period of such assets acquired by Multi-Strategy Series G will include the holding period of such assets when held by New Multi-Strategy Series M;

          6. In accordance with Section 358, each New Multi-Strategy Series M shareholder's tax basis for the Multi-Strategy Series G shares received by such shareholder pursuant to the Merger will be the same, in the aggregate, as such shareholder's tax basis in the New Multi-Strategy Series M shares exchanged therefor;

          7. In accordance with Section 1223, the holding period of the Multi-Strategy Series G Shares received by the shareholders of New Multi-Strategy Series M will include the holding period of their New Multi-Strategy Series M shares exchanged therefor, provided that the New Multi-Strategy Series M shares were held as capital assets on the date of the Merger;

          8. The shareholders of Multi-Strategy Series G will not recognize any gain or loss as a result of the Merger; and

          9. The taxable year of New Multi-Strategy Series M will end on the effective date of the Merger, and, pursuant to Section 381(a) and the regulations thereunder, Multi-Strategy Series G will succeed to and take into account, subject to applicable limitations, certain tax attributes of New Multi-Strategy Series M, such as earnings and profits, capital loss carryovers and method of accounting.


No opinion is expressed as to any other matter, including the accuracy of the representations or the reasonableness of the assumptions relied upon by us in rendering the opinion set forth above. Our opinion is based on current United States federal income tax law and administrative practice and we do not undertake to advise you as to any future changes in such law or practice that may affect our opinion unless we are specifically retained to do so. Our opinion is not binding upon the IRS or a court and will not preclude the IRS or a court from adopting a contrary conclusion.

Our opinion is being furnished to you solely for your benefit and may not be relied upon by any other person, except Citigroup Alternative Investments LLC, Citigroup Global Markets Inc., Smith Barney, Citibank N.A. and their successors, or for any other purpose without our prior written consent.


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We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name and to any reference to our firm in the Registration Statement or in the Prospectus constituting a part thereof. In giving such consent, we do not hereby admit that we are the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP


RJB/MG
LMB


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